UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2004

Commission File Number 1-13610

PMC COMMERCIAL TRUST

(Exact name of registrant as specified in its charter)

TEXAS	75-6446078

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200

(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Third Amendement to Amended and Restated Master Agreement

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Amended and Restated Master Agreement with PMC Commercial Trust

On October 4, 2004, PMC Commercial Trust (“PMC”) and Arlington Hospitality, Inc. (“Arlington”) entered into the Third Amendment to Amended and Restated Master Agreement (the “Third Amendment”), which became effective as of October 1, 2004. PMC currently leases 20 AmeriHost Inn hotels to Arlington pursuant to the Amended and Restated Master Lease Agreement. A copy of the Third Amendment has been filed as Exhibit 10.1 to this Form 8-K.

The Third Amendment provides the following:

1.      Reduction in lease rate:

The terms of the original lease provided that the lease rate (the “Contract Rate”), began at 10.0% of the specified assigned values of each hotel (“Assigned Values”), and was adjusted for increases in the Consumer Price Index, up to an annual maximum increase of 2.0%. The Contract Rate immediately prior to the Third Amendment was 10.51% of the Assigned Values. The Third Amendment fixed the lease rate at 8.5% of the Assigned Values, as long as Arlington is not in default of the agreement.

2.      Purchase options under the Master Agreement:

The Third Amendment expressly provides that there are no outstanding purchase options under the Master Agreement or any amendment thereto which would require Arlington to purchase any hotels from PMC.

3.      Sale of hotels:

The Third Amendment provides that Arlington shall cause all 20 hotels to be sold in accordance with the following schedule:

•	A minimum of five (5) hotels on or before October 1, 2005;

•	A minimum of ten (10) hotels (cumulative) on or before October 1, 2006;

•	A minimum of fifteen (15) hotels (cumulative) on or before October 1, 2007; and

•	A minimum of twenty (20) hotels (cumulative) on or before October 1, 2008.

Upon the sale of each hotel, PMC shall receive the following:

•	Net sales proceeds upon closing, defined as total gross sales price less normal closing costs and brokerage fee;

•	An “Arlington Fee,” equal to 25.3% of the gross room revenues for such hotel for the preceding 12-month period, due within 45 days of the hotel sale closing.

If the net sale proceeds is less than the Assigned Value, Arlington must provide a note payable to PMC in the amount of this difference (“Proceeds Deficit Note”). The payment of the Arlington Fee to PMC will reduce the outstanding balance of this note. If the net sale proceeds is greater than the Assigned Value, the excess will be (i) first, applied to any outstanding Proceeds Deficit Note balance from prior sales, (ii) second, applied to reduce the Assigned Values of the remaining hotels at PMC’s discretion, and (iii) third, kept by PMC if it is from the sale of the last hotel, or if the total Assigned Value has been reduced to zero.

PMC must approve all hotel sales prior to contract execution with a buyer. Arlington and PMC have identified the eight hotels to be initially marketed for sale, and have agreed to certain minimum sale prices for each of these hotels. The Third Amendment provides that Arlington and PMC may mutually agree at any time to substitute other leased hotels for these eight hotels. The Third Amendment further provides that the hotels must be sold as AmeriHost Inn hotels, unless agreed to otherwise by both parties.

4.      Default terms:

The following are considered “Contract Rate” events of default that, if not cured within any applicable grace or cure periods, cause the lease rate to revert to the Contract Rate:

•	The actual hotel sales are not in compliance with the sale schedule outlined in (3) above, as measured at the end of each Third Amendment anniversary, by less than or equal to five sales; and

•	A non-monetary default by Arlington under the Master Agreement, individual property leases, or any other agreements between Arlington and PMC, including certain promissory notes executed in favor of PMC.

The following are considered “Default Rate” events of default that, if not cured within any applicable grace or cure periods, cause the lease rate to increase to 15% of the Assigned Values:

•	The actual hotel sales are not in compliance with the sale schedule outlined in (3) above, as measured at the end of each Third Amendment anniversary, by more than five sales;

•	The failure of Arlington to pay PMC the Arlington Fee within 45 days of sale closing; and

•	A monetary default by Arlington under the Master Agreement, individual property leases, or any other agreements between Arlington and PMC, including certain mortgage loan agreements.

Upon an event of default, Arlington must make monthly lease payments to PMC at the higher rates, as indicated above, until the default is cured, including the sale of additional hotels to meet the required schedule. When cured, the lease rate will return to the Contract Rate (if Arlington had a Default Rate event of default), or to the 8.5% lease rate (if Arlington had a Contract Rate event of default), beginning in the month subsequent to the month in which the default was cured.

5.      Negative Covenants of Arlington:

Arlington must adhere to the following covenants:

•	No dividends shall be declared or distributed with respect to the common stock of Arlington until all amounts owing to PMC under the Master Agreement, the individual property leases, and the Proceeds Deficit Notes are paid in full. Notwithstanding the foregoing, provided no Default Rate event of default exists, dividends for preferred stock of Arlington may be declared and distributed; and

•	There shall be no buy-backs of Arlington stock, except (i) under executive employment contracts or employee bonus plans, provided that any buy-back under an executive employment contract may not exceed the exercised amount plus taxes thereon, or (ii) pursuant to stock repurchases in the open market with the amount of cash received through option purchases, provided in no event shall such net cash requirement be greater than $350,000 in the aggregate, during the term of the Master Agreement for the items described in (i) and (ii) above.

6.      Proceeds Deficit Loan Agreement:

The Third Amendment provides for the terms of the Proceeds Deficit Note as described in (3) above. Interest on the Proceeds Deficit Note is payable monthly at a fixed rate of 8.5% per annum until principal payments begin, at which time interest will be payable at the greater of the 3-year U.S. Treasury rate plus 4.5%, or 8.5%. Principal payments will commence on the earlier of October 1, 2008 or the closing date of the sale of the last hotel, in aggregate annual amounts equal to one-third of the principal balance of the Proceeds Deficit Note as of the principal payment commencement date. The full amount of the principal balance, and any accrued interest thereon, must be paid on or before the third anniversary of the principal payment commencement date.

Notwithstanding the above, if at any time during the term of the Proceeds Deficit Loan Agreement, the balance of the Proceeds Deficit Note exceeds $4.0 million, Arlington must immediately make a principal payment to PMC in an amount necessary to reduce the balance of the Proceeds Deficit Note to $4.0 million or less.

In addition, if at any time during the term of the Proceeds Deficit Loan Agreement, Arlington’s net worth as determined in accordance with generally accepted accounting principles exceeds $15.0 million, as adjusted for certain items as defined in the agreement and as measured on a quarterly basis, Arlington must immediately make a principal payment to PMC of an amount equal to the excess of such reported net worth over the $15.0 million net worth base, as adjusted, but only to the extent Arlington has the funds available. If Arlington does not have such funds available, the Proceeds Deficit Note will thereafter bear interest at the greater of the Contract Rate or the 3-year U.S. Treasury rate plus 4.5% per annum, until such amount is paid.

7.      Lease guarantee:

The Third Amendment in no way reduces or impairs Arlington’s obligation under its guaranty pursuant to the Master Agreement. In addition, the obligations of Arlington under the guaranty with respect to the performance of the Lessee, an Arlington subsidiary, under the Master Agreement, includes those obligations arising under the Master Agreement, as amended by the Third Amendment.

8.      Amendment fee:

Arlington has paid a non-refundable amendment fee to PMC in the amount of $50,000. To the extent that actual attorney fees incurred by PMC in connection with the negotiation and preparation of the Third Amendment exceed this amount, Arlington shall remit such excess to PMC.

Item 9.01 Financial Statements and Exhibits.

10.1	Third Amendment to Amended and Restated Master Agreement dated October 4, 2004

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 8, 2004

PMC COMMERCIAL TRUST
By:	/s/ Jan F. Salit
Jan F. Salit, Executive Vice President